EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of August 1, 2009 by and between AuraSource, Inc., a Nevada corporation (the “Company”), and Hongliang Philip Liu (the “Employee”).

RECITALS

WHEREAS, the Company desires to employ Employee and Employee desires to accept such offer of employment commencing as of the Effective Date (as defined below);

WHEREAS, Employee represents and warrants that he is free to accept such employment offer and commence employment with the Company as of the Effective Date (as defined below) without restriction from any employer other than the Company (other than confidentiality obligations arising either at law or under agreement(s) heretofore provided to the Company);

WHEREAS, Employee acknowledges and agrees that if he does not commence employment with the Company on or prior to the Effective Date in accordance with the terms of this Agreement, he shall not be entitled to any benefits hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and Employee hereby agree as follows:

AGREEMENT

1. Term of Employment.

The term of Employee’s employment with the Company hereunder (the “Term”) shall commence on August 1, 2009 (the “Effective Date”) and, unless earlier terminated pursuant to Section 5 below, shall continue for a period ending on March 31, 2014 (“Employment Period”).    Any employment of Employee by Company following expiration of the initial Term shall be at-will, with no obligation by either party upon termination of such employment thereafter.

2. Position and Duties.

2.1 Position.  During the Term, Employee shall be employed as Chief Executive Officer of the Company.

2.2 Duties.  Subject to the supervision and control of the Board of Directors of the Company (the “Board”), Employee shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position including, without limitation, management of all day-to-day operations of the Company, and all matters pertaining to the research and development, production, distribution, sale and marketing of the Company’s products and services and the employment of the Company’s employees and shall render such services on the terms set forth herein.  In addition, Employee shall have such other Employee and managerial powers and duties with respect to the Company and its parent, subsidiaries, affiliates and strategic partners as may reasonably be assigned to him by the Board or the Chairman.  Except for sick leave, paid time off (as provided in Section 4.3 below), and leaves of absence excused by the Board or the Chairman, Employee shall, throughout the Term, devote all his working time, attention, knowledge and skills faithfully and to the best of his ability, to the duties and responsibilities of his position in furtherance of the business affairs and activities of the Company and its parent, subsidiaries, affiliates and strategic partners.  Employee shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as the Board or the Chairman may from time to time establish for employees of the Company.

2.3 Board of Directors.   Employee shall be a member of the Board as of the Effective Date and the Company will use its best efforts to cause Employee to continue to be a member of the Board throughout the Term.

3. Compensation.

3.1 Base Salary.  During the Term, as compensation for his services hereunder, Employee shall receive a salary at the annualized rate of Two Hundred Forty Thousand Dollars ($240,000) per year (“Base Salary”), which shall be paid in accordance with the Company’s normal payroll practices and procedures (but no less frequently than monthly), less such deductions or offsets required by applicable law, rule or regulation or otherwise authorized by Employee.  On at least an annual basis, the Board will review Employee’s performance and may increase, but not decrease, such Base Salary in its sole discretion.

3.2 Bonus Compensation.

(a)            Guaranteed Bonus.  During the Term, in addition to the Base Salary, the Employee shall receive a guaranteed bonus of Forty Thousand Dollars, ($40,000) per year (the “Guaranteed Bonus”), which shall be paid no less frequently than yearly and procedures, less such deductions or offsets required by applicable law, rule or regulation or otherwise authorized by Employee.

            (b)            Annual Bonus.  Provided Employee shall be employed by the Company through the applicable Bonus Date (as defined below) and no notice of termination has been delivered by either Employee to the Company or by the Company to Employee prior to the applicable Bonus Date, Employee shall be eligible to receive an incentive bonus (the “Annual Incentive Bonus”) in an amount and based on the thresholds set forth on Schedule A less the amount paid as the Guaranteed Bonus.  The Bonus Date shall be March 31 of each year of the Term, as set forth on Schedule A.  The Annual Incentive Bonus for the first year of the Term shall be prorated based on the number of days the Employee was employed by the Company during the first year of the Term.

(c)            Discretionary Bonus.   During each year of the Term, Employee shall also be eligible (but not entitled) to receive a discretionary bonus at the sole discretion of the Board.

3.3 Stock Option Grant.   Subject to approval of the Board, during each year of the Term, Employee shall also be eligible to receive additional option grants commensurate with his position if options are granted generally to employees of the Company, in any event at the sole discretion of the Compensation Committee of the Board (or the entire Board, if no Compensation Committee exists).

3.4 Other Compensation.  The Employee shall receive a car allowance of $500 per month. The Employee shall receive a home office allowance of $500 per month.

4. Additional Benefits

4.1 Employee Benefits.  During the Term, Employee shall be entitled to receive health insurance benefits provided generally to employees of the Company and any other employee benefits as may be provided by the Company in its sole discretion, subject to any eligibility requirements and the other generally applicable terms of the plans pursuant to which such benefits may be provided.

4.2 Expenses.  During the Term, the Company shall reimburse Employee for any reasonable and necessary expenses incurred by him as is standard Company policy.

4.3 Paid Time Off.  During each year of the Term, Employee shall be entitled to five (5) weeks paid time off per year, subject to the terms and conditions of the Company’s paid time off policy.

4.4 Business, Travel and Entertainment Expenses. The Company shall promptly reimburse the Employee for all business, travel and entertainment expenses consistent with the Company’s Travel and Expense Policy.

4.5 Benefit Plans. During the Employment Period, the Employee (and his eligible spouse and dependents) shall be entitled to participate in all the benefit plans and programs maintained by the Company from time to time for the benefit of its senior Employees including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. In addition, during the Employment Period, the Employee shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its Employees, other than any annual cash incentive plan.

5. Termination. The Employee's employment hereunder may be terminated during the Employment Period under the following circumstances:

5.1 Death. The Employee's employment hereunder shall terminate upon his death.

5.2 Disability. If, as a result of the Employee's incapacity due to physical or mental illness as determined by a physician selected by the Employee, and reasonably acceptable to the Company, (i) the Employee shall have been substantially unable to perform his duties hereunder for two consecutive months, or for an aggregate of 60 days during any period of twelve consecutive months and (ii) within thirty days after written Notice of Termination is given to the Employee after such two- or twelve- month period, the Employee shall not have returned to the substantial performance of his duties on a full-time basis, the Company shall have the right to terminate the Employee's employment hereunder for "Disability".

5.3 Cause. The Company shall have the right to terminate the Employee's employment for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment only upon the Employee's:

(a) conviction of a felony or willful gross misconduct that, in either case, results in material and demonstrable damage to the business or reputation of the Company; or

(b) willful and continued failure to perform his duties hereunder (other than such failure resulting from the Employee's incapacity due to physical or mental illness or after the issuance of a Notice of Termination by the Employee for Good Reason) within ten business days after the Company delivers to his a written demand for performance that specifically identifies the actions to be performed.

(c) For purposes of this Section, no act or failure to act by the Employee shall be considered "willful" if such act is done by the Employee in the good faith belief that such act is or was to be beneficial to the Company or one or more of its businesses, or such failure to act is due to the Employee's good faith belief that such action would be materially harmful to the Company or one of its businesses. Cause shall not exist unless and until the Company has delivered to the Employee a copy of a resolution duly adopted by a majority of the Board (excluding the Employee for purposes of determining such majority) at a meeting of the Board called and held for such purpose after reasonable (but in no event less than thirty days') notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board, finding that in the good faith opinion of the Board that "Cause" exists, and specifying the particulars thereof in detail. This Section 5.3(c) shall not prevent the Employee from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that the Employee has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

(d) Good Reason. The Employee may terminate his employment for "Good Reason" after giving the Company detailed written notice thereof, if the Company shall have failed to cure the event or circumstance constituting "Good Reason" within ten business days after receiving such notice. Good Reason shall mean the occurrence of any of the following without the written consent of the Employee or his approval in his capacity as the Chairman of the Board:

(i) the assignment to the Employee of duties inconsistent with this Agreement or a change in his titles or authority;

(ii) any failure by the Company to comply with Section 4 hereof in any material way;

(iii) the requirement of the Employee to relocate to locations other than those provided in Section 4 hereof;

(iv) the failure of the Company to comply with and satisfy Section 11.1 of this Agreement; or

(v) any material breach of this Agreement by the Company.

(e) The Employee's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

5.4 Without Cause. The Company shall have the right to terminate the Employee's employment hereunder without Cause by providing the Employee with a Notice of Termination.

5.5 Without Good Reason. The Employee shall have the right to terminate his employment hereunder without Good Reason by providing the Company with a Notice of Termination.

6. Termination Procedure.

6.1 Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee during the Employment Period (other than pursuant to Section 5.1) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under that provision.

6.2 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to Section 5.2, thirty (30) days after the date of receipt of the Notice of Termination (provided that the Employee does not return to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

7. Compensation Upon Termination or During Disability. In the event the Employee is disabled or his employment terminates during the Employment Period, the Company shall provide the Employee with the payments and benefits set forth below. The Employee acknowledges and agrees that the payments set forth in this Section 7 constitute liquidated damages for termination of his employment during the Employment Period.

7.1 Termination By Company without Cause or By Employee for Good Reason. If the Employee's employment is terminated by the Company without Cause (other than Disability) or by the Employee for Good Reason:

(a) the Company shall pay to the Employee, on or before the Date of Termination, a lump sum payment equal to the sum of (A) Base Salary and accrued vacation pay through the Date of Termination, and (B) half the Base Salary through the Employment Period;

(b) the Company shall continue to provide the Employee and his eligible spouse and dependents for a period equal to the greater of (A) the remaining term of the Employment Period the medical, hospitalization, dental and life insurance programs provided for in Section 4.5, as if he had remained employed; provided, that if the Employee, his spouse or his eligible dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide the Employee and his spouse and dependents with the economic equivalent of the benefits they otherwise would have been entitled to receive under such plans and programs; and provided, further, that such benefits shall terminate on the date or dates the Employee becomes eligible to receive equivalent coverage and benefits under the plans and programs of a subsequent employer at an equivalent cost to the Employee (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

(c) the Company shall, consistent with past practice, reimburse the Employee pursuant to Section 4.2 for business expenses incurred but not paid prior to such termination of employment;

(d) The payments and benefits provided for as subclause (A) of clause (a) above and in clause (iii) above are hereinafter referred to as the "Accrued Obligations".

7.2 Cause or By Employee Without Good Reason. If the Employee's employment is terminated by the Company for Cause or by the Employee other than for Good Reason, then the Company shall provide the Employee with his Accrued Obligations and shall have no further obligation to the Employee hereunder.

7.3 Disability. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Employee shall continue to receive his full Base Salary set forth in Section 3.1 until his employment is terminated pursuant to Section 5(b). In the event the Employee's employment is terminated for Disability pursuant to Section 5.2, the Company shall provide the Employee with the excess, if any, of his full Base Salary over the amount of any long-term disability benefits that he receives under the Company's welfare benefit plans and programs, payable in accordance with the normal payroll practices of the Company, for the remainder of the Employment Period and shall have no further obligations to the Employee hereunder.

7.4 Death. If the Employee's employment is terminated by his death, the Company shall provide to the Employee's beneficiary, legal representatives or estate, as the case may be, the Employee's full Base Salary, payable in accordance with the normal payroll practices of the Company, for a period equal to the remaining term of the Employment Period and shall have no further obligations hereunder.

7.5 Mitigation. The Employee shall not be required to mitigate damages with respect to the termination of his employment under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due the Employee under this Agreement on account of subsequent employment except as specifically provided in this Section 7. Additionally, amounts owed to the Employee under this Agreement shall not be offset by any claims the Company may have against the Employee, and the Company's obligation to make the payments provided for in this Agreement, and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

8. Confidential Information; Non-Competition; Nonsolicitation.

8.1 Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Employee shall cooperate with the Company in obtaining a protective order at the Company's expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company and its businesses and investments, obtained by the Employee during the Employee's employment by the Company and AURASOURCE INC. that is not generally available public knowledge (other than by acts by the Employee in violation of this Agreement).

8.2 Noncompetition. During the Employment Period and until the 12-month anniversary of the Employee's Date of Termination if the Employee's employment is terminated by the Company for Cause or the Employee terminates employment without Good Reason, the Employee shall not engage in or become associated with any Competitive Activity. For purposes of this Section 8.2, a "Competitive Activity" shall mean any business or other endeavor that engages in any country in which the Company has significant business operations as of the Date of Termination to a significant degree in a business that directly competes with all or any substantial part of the Company's business. The Employee shall be considered to have become "associated with a Competitive Activity" if he becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Employee's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the Employee shall not be prohibited from (a) owning less than one percent (1%) of any publicly traded corporation, whether or not such corporation is in competition with the Company or (b) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 8(a) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8.2 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 8.2 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

8.3 Nonsolicitation. During the Employment Period, and for 12 months after the Employee's Date of Termination if the Employee's employment is terminated by the Company for Cause or the Employee terminates employment without Good Reason, the Employee will not, directly or indirectly, solicit for employment by other than the Company any person (other than any personal secretary or assistant hired to work directly for the Employee) employed by the Company or its affiliated companies, nor will the Employee, directly or indirectly, solicit for employment by other than the Company any person known by the Employee (after reasonable inquiry) to be employed at the time by the Company or its affiliated companies.

8.4 Injunctive Relief. In the event of a breach or threatened breach of this Section 8, the Employee agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Employee acknowledging that damages would be inadequate and insufficient.

9. Indemnification.

9.1 General. The Company agrees that if the Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Employee is or was a trustee, director or officer of the Company, AURASOURCE INC or any of their affiliates or is or was serving at the request of the Company, AURASOURCE INC. or any of their affiliates as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, the Employee shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Employee in connection therewith, and such indemnification shall continue as to the Employee even if the Employee has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

9.2 Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

9.3 Enforcement. If a claim or request under this Section 9 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Employee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Employee shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Nevada law.

9.4 Partial Indemnification. If the Employee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Employee for the portion of such Expenses to which the Employee is entitled.

9.5 Advances of Expenses. Expenses incurred by the Employee in connection with any Proceeding shall be paid by the Company in advance upon request of the Employee that the Company pay such Expenses, but only in the event that the Employee shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which the Employee is not entitled to indemnification and (ii) a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

9.6 Notice of Claim. The Employee shall give to the Company notice of any claim made against his for which indemnification will or could be sought under this Agreement. In addition, the Employee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Employee's power and at such times and places as are convenient for the Employee.

9.7 Defense of Claim. With respect to any Proceeding as to which the Employee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense;

(b) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Employee, which in the Company's sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company or any subsidiary. The Employee also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Employee, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

(c) The Company shall not be liable to indemnify the Employee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty that would not be paid directly or indirectly by the Company or limitation on the Employee without the Employee's written consent. Neither the Company nor the Employee will unreasonably withhold or delay their consent to any proposed settlement.

9.8 Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 9 shall not be exclusive of any other right which the Employee may have or hereafter may acquire under any statute or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

10. Legal Fees and Expenses. If any contest or dispute shall arise between the Company and the Employee regarding any provision of this Agreement, the non-prevailing party shall reimburse the prevailing for all legal fees and expenses reasonably in connection with such contest or dispute, but only if the prevailing party prevails to a substantial extent with respect to the Employee's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the nonprevailing receives reasonable written evidence of such fees and expenses.

11. Successors; Binding Agreement.

11.1 Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

11.2 Employee's Successors. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the Employee's death, this Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Employee's interests under this Agreement. If the Employee should die following his Date of Termination while any amounts would still be payable to his hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Employee, or otherwise to his legal representatives or estate.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, facsimile or nationally recognized overnight courier, and shall be deemed to have been duly given 1) if delivered by hand, on the date of such delivery, 2) if delivered by facsimile, on the date of such delivery, with receipt of appropriate confirmation, and 3) if delivered by nationally recognized overnight courier, on the business day following dispatch to the respective persons named below:

If to the Company:                                           AuraSource, Inc.
7377 East Doubletree Ranch Road
Suite 288
Scottsdale, AZ 85258
United States - Map
Phone: 480-368-1829
Attn: CFO

If to Employee:                                           Philip Liu
7377 East Doubletree Ranch Road
Suite 288
Scottsdale, AZ 85258
United States - Map
Phone: 480-368-1829
Attn: Philip Liu

Any party may change such party’s address or facsimile number for notices by notice duly given pursuant hereto.

13. General.

13.1 Indemnification.  The Company will indemnify Employee to the full extent permitted by applicable law and provide coverage with respect to claims relating to his service as a director or employee of the Company under the Company's directors and officers insurance policy (as in effect from time to time).

13.2 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to the conflict of laws principles thereof.

13.3 Arbitration.  Except as necessary for the Company and its parent, subsidiaries, affiliates, strategic partners, successors or assigns or for Employee to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Employee’s employment with the Company or any parent, subsidiary, affiliate or strategic partner, the termination of that employment or any other dispute by and between the parties or their parents, subsidiaries, affiliates, strategic partners, successors or assigns, shall be submitted to binding arbitration in Los Angeles, Nevada according to the rules and procedures of the American Arbitration Association.  The parties agree that the parties shall each bear his or its own attorneys’ fees and costs in connection with any such arbitration.  This arbitration obligation extends to any and all claims that may arise by and between the parties or their parents, subsidiaries, affiliates, strategic partners, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the Nevada constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of

1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

13.4 Entire Agreement.  This Agreement (including the Schedule, attached hereto) sets forth the entire understanding of the parties relating to Employee’s employment with the Company and cancels and supersedes all agreements, arrangements and understandings relating thereto made prior to or on the date hereof, whether written or oral, between the Employee and the Company and/or any parent, subsidiary or affiliate thereof.

13.5 Amendments; Waivers.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

13.6 No Conflict with Other Agreements.  Employee represents and warrants that neither his execution of this Agreement nor the full and complete performance of his obligations hereunder will violate or conflict in any respect with any written or oral agreement or understanding with any person or entity.

13.7 Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the Company (and its successors and assigns) and Employee and his heirs, executors and personal representatives.

13.8 Withholding.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations, including, without limitation, such taxes that are required to be withheld in connection with Section 3.

13.9 Reformation and Severability.  In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement and the future application of such provision shall not in any way be affected or impaired thereby.

13.10 Survival.  This Agreement shall survive the termination of Employee’s employment and the expiration of the Term to the extent necessary to give effect to its provisions.

13.11 Captions.  The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

13.12 Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

13.13 Representation by Counsel.   Employee acknowledges that the Company has not rendered to him any advice as to any terms and conditions of this Agreement.  Employee has been advised to seek and obtain his own advice of counsel concerning the terms and conditions of this Agreement and is relying on such advice.

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IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first written above.

AURASOURCE, INC.

/s/ ERIC STOPPENHAGEN

By:Eric Stoppenhagen
Its: CFO

Employee

/s/ PHILIP LIU

Hongliang Philip Liu

SCHEDULE A

Bonus Compensation

Employee will be paid an incentive bonus of the Company meets or exceeds, for each year of the Term, two budgeted, measurable metrics (the “Measurable Metrics”), which shall be (i) the Company’s gross revenues and (ii) the Company’s EBITDA or (iii) certain milestones.  The Measurable Metrics and bonus for the first year of the Term shall be established by the Board  and Employee no later than September 30, 2009